Exhibit 99.1

Accellent Inc. Announces Second Quarter 2013 Results

WILMINGTON, Mass.--(BUSINESS WIRE)--August 13, 2013--Accellent Inc. (the “Company” or “Accellent”), a wholly owned subsidiary of Accellent Holdings Corp., today announced results for its fiscal second quarter ended June 30, 2013.

Second Quarter 2013 Financial Results

Second quarter 2013 net sales of $130.7 million increased 3.8% from $126.0 million in the second quarter of 2012. Net sales in our cardio & vascular business of $80.7 million increased 2.2% from $79.0 million for the same quarter last year. Net sales in our advanced surgical business of $50.0 million were 6.4% higher than $47.0 million for the second quarter of 2012.

Adjusted EBITDA in the second quarter of 2013 increased 5.2% to $27.5 million, or 21.1% of net sales, compared to Adjusted EBITDA of $26.2 million, or 20.8% of net sales, in the second quarter of 2012.

“We are pleased at the growth we saw in the second quarter of 2013 which was in line with our expectations,” stated Donald Spence, President and CEO of Accellent. “As we mentioned last quarter, our reorganization into two segments continues to align our strategy with our customers’ needs. I am optimistic that our actions will continue to generate positive results.”

Income from continuing operations was $5.6 million in the second quarter of 2013, compared with income from continuing operations of $13.5 million in the second quarter of 2012. Net loss was $12.7 million in the second quarter of 2013 compared to $5.6 million in the second quarter of 2012.

The income from continuing operations and net loss for the three months ended June 30, 2013 include a $12.1 million pre-tax goodwill impairment charge which came as a result of finalizing the impairment testing required following the change in composition of our segments and reporting units during the first quarter of 2013. This impairment charge is associated with our advanced surgical reporting unit. There was no impairment charge in 2012.

Six Months Ended June 30, 2013 Financial Results

Net sales increased 0.4% to $251.5 million in the first six months of 2013, compared with $250.6 million in the first six months of 2012. Net sales in our cardio & vascular business of $156.6 million increased 0.4% from $155.9 million for the same period last year. Net sales in our advanced surgical business of $95.0 million were 0.3% higher than $94.7 million for the first six months of 2012.

Adjusted EBITDA for the first six months of 2013 decreased 3.6% to $46.1 million, or 18.3% of net sales compared to Adjusted EBITDA of $47.8 million, or 19.1% of net sales in the first six months of 2012.

Loss from continuing operations was $37.9 million in the first six months of 2013, compared with income from continuing operations of $23.6 million in the first six months of 2012. Net loss was $74.7 million in the first six months of 2013 compared with a net loss of $12.6 million in the first six months of 2012. The loss from continuing operations and net loss for the six months ended June 30, 2013 include a $63.1 million pre-tax goodwill impairment charge associated with our advanced surgical reporting unit.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial information accompanying this press release.

The financial information included in this press release reflect results from continuing operations for all periods presented and assets to be held and used. Results of discontinued operations and assets held for sale are presented separately for all periods presented.

Conference Call

Donald Spence, President and Chief Executive Officer, and Jeremy A. Friedman, Executive Vice President and Chief Financial Officer, will discuss our second quarter financial results in a conference call scheduled for today, August 13, 2013 at 5:00 p.m. Eastern Standard Time. The teleconference can be accessed live on the Internet through the Investor Relations section of the Accellent website at www.accellent.com or by calling (800) 447-0521 pass code 35125438. Please visit the website or dial in 10 to 15 minutes prior to the beginning of the call to download and install any necessary audio software. A replay of the conference call will be available via www.accellent.com or by telephone at (888) 843-7419 pass code 35125438 until August 19, 2013.

About Accellent

Accellent Holdings Corp., through its wholly owned subsidiary Accellent, Inc., provides fully integrated outsourced manufacturing and engineering services to the medical device industry, primarily in the cardiology, endoscopy and orthopedic markets. Accellent has broad capabilities in precision component fabrication, finished device assembly, complete supply chain management capabilities and engineering services. These capabilities enhance customers’ speed to market and return on investment by enabling them to refocus internal resources more efficiently. For more information, please visit www.accellent.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on April 1, 2013. All forward-looking statements are expressly qualified in their entirety by such risk factors.

ACCELLENT INC. Unaudited Condensed Consolidated Statements of Operations (in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2013	June 30, 2012	June 30, 2013
Net sales	$125,998	$130,733	$250,565	$251,531
Cost of sales (exclusive of amortization)	93,014	95,330	188,120	190,258
Gross profit	32,984	35,403	62,445	61,273
Operating expenses:
Selling, general and administrative expenses	13,814	12,778	28,669	27,025
Research and development expenses	472	547	945	999
Impairment of goodwill	—	12,128	—	63,128
Restructuring expenses	1,485	(170)	1,838	(181)
(Gain) loss on disposal of assets	(32)	736	(33)	692
Amortization of intangible assets	3,735	3,735	7,470	7,470
Total operating expenses	19,474	29,754	38,889	99,133
Income (loss) from continuing operations	13,510	5,649	23,556	(37,860)
Other (expense) income, net:
Interest expense, net	(17,258)	(17,271)	(34,500)	(34,577)
Other expense, net	(858)	(31)	(682)	(180)
Total other expense, net	(18,116)	(17,302)	(35,182)	(34,757)
Loss from continuing operations before income taxes	(4,606)	(11,653)	(11,626)	(72,617)
Provision for income taxes	1,131	1,018	1,718	2,123
Net loss from continuing operations	(5,737)	(12,671)	(13,344)	(74,740)
Net income from discontinued operations, net of tax expense of $69 and $404 for the three and six months ended June 30, 2012, respectively, and net of tax expense of $0 for the three and six months ended June 30, 2013, respectively	129	—	750	—
Net loss	$(5,608)	$(12,671)	$(12,594)	$(74,740)

ACCELLENT INC. Unaudited Condensed Consolidated Balance Sheets (in thousands, except share and per share data)

	December 31, 2012	June 30, 2013
Assets
Current assets:
Cash	$59,902	$60,486
Accounts receivable, net of allowances of $2,106 and $2,241 as of December 31, 2012 and June 30, 2013, respectively	49,403	56,505
Inventory	57,069	60,551
Prepaid expenses and other current assets	10,973	3,388
Total current assets	177,347	180,930
Property, plant and equipment, net	115,869	116,423
Goodwill	619,443	556,315
Other intangible assets, net	134,747	127,277
Deferred financing costs and other assets, net	13,766	12,385
Total assets	$1,061,172	$993,330
Liabilities and Stockholders' equity
Current liabilities:
Current portion of long-term debt	$11	$7
Accounts payable	20,044	23,766
Accrued payroll and benefits	6,829	9,803
Accrued interest	19,323	19,303
Accrued expenses and other current liabilities	17,359	16,378
Total current liabilities	63,566	69,257
Long-term debt	713,294	713,470
Other liabilities	39,905	40,678
Total liabilities	816,765	823,405
Stockholders' equity:
Common stock, par value $0.01 per share, 50,000,000 shares authorized; 1,000 shares issued and outstanding at December 31, 2012 and June 30, 2013, respectively	—	—
Additional paid-in capital	639,610	640,010
Accumulated other comprehensive loss	(2,554)	(2,696)
Accumulated deficit	(392,649)	(467,389)
Total stockholders’ equity	244,407	169,925
Total liabilities and stockholders’ equity	$1,061,172	$993,330

ACCELLENT INC. Unaudited Revenue by Segment (in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2013	June 30, 2012	June 30, 2013
Net sales*:
Cardio & vascular	$79,010	$80,726	$155,911	$156,579
Advanced surgical	46,988	50,007	94,654	94,952
Total net sales	$125,998	$130,733	$250,565	$251,531

*Results do not include intersegment net sales

ACCELLENT INC. Reconciliation of Net Loss to EBITDA to Adjusted EBITDA (in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2013	June 30, 2012	June 30, 2013
RECONCILIATION OF NET LOSS TO EBITDA:
Net loss	$(5,608)	$(12,671)	$(12,594)	$(74,740)
Interest expense, net	17,258	17,271	34,500	34,577
Provision for income taxes	1,131	1,018	1,718	2,123
Depreciation and amortization	9,838	8,102	19,488	16,228
EBITDA (1)	$22,619	$13,720	$43,112	$(21,812)
Adjustments:
Impairment of goodwill	—	12,128	—	63,128
Stock-based compensation – employees	142	185	182	400
Stock-based compensation – non-employees	22	30	45	60
Employee severance and relocation	556	417	1,370	819
Income from discontinued operations, net	(129)	—	(750)	—
Restructuring expenses	1,485	(170)	1,838	(181)
Plant closure costs	154	47	323	1,217
Currency loss	905	272	720	1,120
(Gain) loss on disposal of assets	(32)	736	(33)	692
Other taxes	110	64	315	148
Management fees to stockholder	335	352	670	704
Gain from the sale of available for sale securities	—	(242)	—	(242)
Adjusted EBITDA (1)	$26,167	$27,539	$47,792	$46,053

(1) EBITDA and Adjusted EBITDA presented in this press release are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

EBITDA represents net income (loss) before net interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to give effect to certain non-cash items and other adjustments, all of which are defined in the indentures governing our debt. The adjustments include adjustments for impairment of goodwill, restructuring charges and related plant closure costs, stock compensation charges, severance and relocation costs, results from discontinued operations, executive recruiting costs, currency gains and losses, gains and losses on derivative instruments, gains and losses resulting from the disposal of property and equipment, certain non-income based taxes, losses on debt extinguishment, management fees, and gains and losses from the sale of available for sale securities.

We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide as additional information for investors. We consider it an important supplemental measure of our performance and we believe that both are frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers.

CONTACT:
Investor Contact:
Accellent Inc.
Jeremy Friedman, 978-570-6900
Executive Vice President and Chief Financial Officer
jeremy.friedman@accellent.com